EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-86876, 333-145027, 333-159989 and 333-167187) on Form S-8 of United Community Banks, Inc. of our report dated June 27, 2012, relating to the financial statements of the United Community Banks, Inc. Profit Sharing Plan which appears in this Annual Report on Form 11-K of the United Community Banks, Inc. Profit Sharing Plan for the year ended December 31, 2011.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

June 27, 2012